Exhibit 11
                                                                  -------------
                                                                   (Page 1 of 2)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)
                                   (unaudited)

                                             Three months        Nine months
                                                ended                ended
                                             September 30,        September 30,
                                             -------------        -------------
                                               1997   1996         1997    1996
 Primary                                       ----   ----         ----    ----
 -------
Net income (loss)                             $(182)  $304         $393    $899
                                               ====   ====         ====    ====
Adjustment of shares outstanding:
  Weighted average shares of common stock
   outstanding                                  695    685          690     688
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents                                   -     42           69      57
  Shares of common stock assumed repurchased
    for treasury(a)                               -    (36)         (54)    (50)
                                               ----   ----         ----    ----
  Adjusted shares of common stock and common
    stock equivalents for computation           695    691          705     695
                                               ====   ====         ====    ====
Earnings (loss) per common and common
  equivalent shares                           $(.26)  $.44         $.56   $1.29
                                               ====   ====         ====    ====


(a) Loss per common shares for the three months ended September 30, 1997 is computed without regard to shares of common stock issuable upon the assumed exercise of common stock equivalents and shares of common stock assumed repurchased for treasury due to their anti-dilutive effect. Shares of common stock assumed repurchased for treasury for the nine months ended September 30, 1997 are at an average market price of $35.60. Shares of common stock assumed repurchased for treasury are at an average market price of $25.74 and $27.63 for the three and nine months ended September 30, 1996, respectively.

                                                                     Exhibit 11
                                                                  -------------
                                                                   (Page 2 of 2)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)
                                   (unaudited)

                                             Three months          Nine months
                                                ended                 ended
                                             September 30,        September 30,
                                             -------------        -------------
                                              1997    1996         1997    1996
Assuming Full Dilution                        ----    ----         ----    ----
----------------------
Net income (loss)                            $(182)   $304         $393    $899
                                              ====    ====         ====    ====
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding                                695     685          690     688
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents                                  -      42           70      57
  Shares of common stock assumed repurchased
    for treasury(b)                              -     (36)         (54)    (50)
                                             -----   -----        -----   -----
  Adjusted shares of common stock and common
    stock equivalents for computation          695     691          706     695
                                              ====    ====         ====    ====
Earnings (loss) per common and common
  equivalent shares                          $(.26)   $.44         $.56   $1.29
                                              ====    ====         ====    ====


(b) Loss per common shares for the three months ended September 30, 1997 is computed without regard to shares of common stock issuable upon the assumed exercise of common stock equivalents and shares of common stock assumed repurchased for treasury due to their anti-dilutive effect. The nine months ended September 30, 1997 average market price of $35.60 was used as it is higher than the ending market price of $29.38. The three and nine months ended September 30, 1996 average market prices of $25.74 and $27.63, respectively, was used as they were higher than the ending market price of $25.63.